Exhibit 99.1
PELOTON EXITS OWNED-MANUFACTURING AND EXPANDS PARTNERSHIP WITH LEADING TAIWANESE MANUFACTURER REXON
Transition to third-party manufacturing is the latest step by Peloton to simplify its supply chain and optimize its cost structure
New York, NY, July 12, 2022 /PRNewswire/ – Peloton Interactive, Inc. (NASDAQ: PTON) (“Peloton” or the “Company”) today announced it is exiting all owned-manufacturing operations and expanding its current relationship with leading Taiwanese manufacturer Rexon Industrial Corp.
The shift is a natural progression in Peloton’s strategy to simplify its supply chain and focus on technology and best-in-class content to continue driving the business forward as the leading global Connected Fitness company.
Rexon will become the primary manufacturer of the hardware for Peloton’s iconic Bike and Tread product lines. Along with this expanded partnership, Peloton will be suspending operations at its Tonic Fitness Technology, Inc. facility through the remainder of 2022. The Company acquired Tonic in October 2019.
Peloton Chief Supply Chain Officer Andy Rendich said, “We are thrilled to be expanding our partnership with Rexon, a leading Taiwanese manufacturer with over 50 years of experience. Rexon has been with Peloton for many years and is a proven partner for our global operations. We plan to maintain a significant corporate and manufacturing presence in Taiwan with over 100 Peloton Taiwan team members who continue to play a key role in our engineering and manufacturing strategy.”
Peloton CEO Barry McCarthy said, “Today we take another significant step in simplifying our supply chain and variablizing our cost structure – a key priority for us. We believe that this along with other initiatives will enable us to continue reducing the cash burden on the business and increase our flexibility. Partnering with market-leading third party suppliers, Peloton will be able to focus on what we do best – using technology and content to help our 7 million Members become the best versions of themselves.”
Rexon CEO Rex Wang said, “We are thrilled to be expanding our relationship with Peloton as the Company reaffirms its commitment to Taiwan. For years, Rexon has worked side by side with Peloton to produce the hardware behind its iconic and industry-leading products. We are grateful for the opportunity to play an even greater role in the Company’s manufacturing and look forward to continued collaboration in the future.”

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our expectations regarding our ability to implement, execute, complete, or realize our strategy of simplifying our supply chain, optimizing our cost structure, and focusing on technology

Exhibit 99.1
and content; our plans to exit our owned-manufacturing operations in Taiwan and expand our relationship with third-party suppliers including Rexon; our plans to maintain a corporate and manufacturing presence in Taiwan; and our engineering and manufacturing strategy, are forward-looking statements. The words "believe," "may," "will," "estimate," "potential," "continue," "anticipate," "intend," "expect," "could," "would," "project," "plan," "target," and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.
We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other important factors that could cause actual results to differ materially from those stated, including, without limitation: our ability to accurately forecast consumer demand of our products and services and adequately maintain our inventory; our reliance on and lack of control over third-party suppliers, contract manufacturers and logistics partners for our Connected Fitness Products; and those risks and uncertainties described in the sections titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part I, Item 2 and "Risk Factors" in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2021, as updated by the section titled "Risk Factors" in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as such factors may be further updated in our filings with the Securities and Exchange Commission, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/investor-relations and on the SEC website at www.sec.gov.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law.

About Peloton
Peloton is the leading interactive fitness platform in the world with a loyal community of more than 7 million Members. The Company pioneered connected, technology-enabled fitness, and the streaming of immersive, instructor-led boutique classes for its Members anytime, anywhere. Peloton makes fitness entertaining, approachable, effective, and convenient, while fostering social connections that motivate its Members to be the best versions of themselves. An innovator at the nexus of fitness, technology, and media, Peloton has reinvented the fitness industry by developing a first-of-its-kind subscription platform that seamlessly combines the best equipment, proprietary networked software, and world-class streaming digital fitness and wellness content, creating a product that its Members love. Consumers can access the brand's immersive content through the Peloton Bike, Peloton Tread, Peloton Bike+, Peloton Guide and Peloton App, which allows access to a full slate of fitness classes across disciplines, on any iOS or Android device, Apple TV, Fire TV, Roku TVs, and Chromecast and Android TV. Organizations and enterprises can access select Peloton products and the platform for their teams and customers through Peloton Corporate Wellness or Peloton Commercial. Founded in 2012 and headquartered in New York City, Peloton has a growing number of retail showrooms across the US, UK, Canada, Germany, and Australia. For more information, visit www.onepeloton.com.

Exhibit 99.1
Contacts

Investor Relations Contact:
Peter Stabler
investor@onepeloton.com

Media Contact:
Ben Boyd
press@onepeloton.com